                                                                EXHIBIT 99.1
[LOGO]

NEWS RELEASE


Contact:      Lorraine D. Miller, CFA
              Senior VP - Investor Relations
              404.760.7180


                          WPS ANNOUNCES ANNUAL MEETING


WEST POINT, GEORGIA (February 26, 2001) --- WestPoint Stevens Inc. (NYSE:WXS) (www.westpointstevens.com) announced today that the Company will conduct its Annual Meeting of Stockholders at the Four Seasons Hotel, 75 Fourteenth Street, Atlanta, at 9 a.m. on Wednesday, May 9, 2001.

The Board of Directors has declared March 23, 2001, to be the record date for establishing stockholders who will be eligible to vote at the Annual Meeting.

WestPoint Stevens Inc. is the nation's leading home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names of GRAND PATRICIAN, PATRICIAN, MARTEX, LUXOR BY MARTEX, UTICA, STEVENS, LADY PEPPERELL, VELLUX and CHATHAM, and under licensed brands including RALPH LAUREN HOME, DISNEY HOME, SANDERSON, DESIGNERS GUILD, JOE BOXER, GLYNDA TURLEY and SERTA PERFECT SLEEPER. WestPoint Stevens is also a manufacturer of the MARTHA STEWART bed and bath lines. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.


                                      -END-



     507 West Tenth Street - Post Office Box 71 - West Point, Georgia 31833
                            Telephone (706) 645-4879
                 Fax: (706) 645-4068 - www.westpointstevens.com